UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2012 (March 28, 2012)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ		08855-6820
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As disclosed in the Company’s press release on April 3, 2012, the Board of Directors (“Board”), on March 28, 2012 elected Jean-Paul L. Montupet to the Board, filling a vacancy resulting from an increase in the size of the Board to ten members. Mr. Montupet’s appointment will be effective April 1, 2012. Mr. Montupet has not yet been appointed to a Committee of the Company.

As a member of the Board, Mr. Montupet will receive the following pursuant to the Company’s current director compensation policy:

•	An initial retainer of $50,000 paid in the form of deferred stock units;

•	An annual retainer of $110,000, which shall be paid part in cash ($55,000 payable in four equal quarterly installments) and part in the form of deferred stock units ($55,000); and

•	Meeting fees of $1,500 per day for in-person meetings and $750 for each telephonic board meeting.

Mr. Montupet will also be entitled to the reimbursement of travel expenses; travel insurance; coverage under the Company’s Director and Officer Insurance Policy. Mr. Montupet will also receive a contractual indemnification agreement, which the Company provides to all of its directors and executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report to the extent described in Item 5.02.

Exhibit No.	Description of Document

99.1	Press Release dated April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	WABCO HOLDINGS INC.

	By:	/S/ VINCENT PICKERING
	Name:	Vincent Pickering
	Title:	Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release dated April 3, 2012

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